UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) 24 April 2007
                                           -------------

                           Moller International, Inc.
                           --------------------------
             (Exact name of registrant as specified in its chapter)




          CALIFORNIA                                          68-0006075
          ----------            ---------------               ----------
 (State or other jurisdiction     (Commission               (IRS Employer
       of incorporation           File Number)            Identification No.)


       1222 RESEARCH PARK DRIVE, DAVIS CA                      95616
       ----------------------------------                ------------------
    (Address of principal executive offices)                 (Zip Code)


                        Telephone Number: (530) 756-5086
                                          --------------

           ----------------------------------------------------------
          (Former name or former address, if changed since last report)


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal

On the morning of 24 April 2007 Moller International received written notice of the resignation of Mr. Umesh Khimji, a long-standing member of the Company's Board of Directors. Mr. Khimji's letter of resignation was dated 9 April 2007 and stated that his increased business commitments in the Middle East and Asia were limiting his ability to travel and participate effectively as a Board Member, and therefore wished to relieved of the duties of Director.

The remaining board members, Paul Moller, Jim Toreson, Mike Shanley and W. Faulkner White are currently receiving input from the Board's selection committee on potential candidates to fill the open position on the Board and are anticipated to nominate a interim Board Member until elections can be held during the Annual Shareholders Meeting tentatively scheduled for mid-October later this year.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         /s/Paul S. Moller, President
            -------------------------
         (Registrant)

Date:  24 April 2007